N E W S R E L E A S E

Contact:	Investor Relations Inquiries
Edmund E. Kroll, Jr.
Senior Vice President, Finance & Investor Relations
(212) 759-0382

Media Inquiries
Marcela Manjarrez-Hawn
Senior Vice President and Chief Communications Officer
(314) 725-4477

FOR IMMEDIATE RELEASE

-- CENTENE ANNOUNCES PRELIMINARY 2015 FINANCIAL RESULTS --
-- REAFFIRMS 2016 FINANCIAL GUIDANCE --

ST. LOUIS (January 26, 2016) - Centene Corporation (NYSE: CNC) today announced that it expects 2015 earnings per diluted share (excluding Health Net merger related costs) to exceed its previously announced range of $2.90 to $2.94. Preliminary unaudited financial information from continuing operations for the fourth quarter and full year 2015 is as follows:

2015 Results
	Q4	Full Year
Premium and Service Revenues (in billions)	$5.9	$21.3
Total Revenues (in billions)	$6.3	$22.8
Diluted earnings per share (EPS)	$0.91	$2.89
Diluted EPS excluding Health Net merger related expenses	$0.95	$3.03

The Company also reaffirms its 2016 guidance that was previously announced at its Investor Day in New York on December 18, 2015. For 2016 guidance purposes, the Company is providing combined guidance for Centene and Health Net and has assumed the Health Net transaction closes on February 1, 2016. The Health Net transaction remains subject to regulatory approval and the Company continues to expect the transaction to close early in 2016. The guidance amounts are subject to adjustment, dependent on the actual closing date and financing terms.

For its 2016 fiscal year, the Company expects the following results from continuing operations (assuming a February 1, 2016 closing date):

•	Total revenues in the range of $41.2 billion to $42.0 billion.

•	GAAP earnings per diluted share of approximately $2.85 to $3.15.

•	Adjusted earnings per diluted share of approximately $4.10 to $4.40.

Adjusted earnings per diluted share excludes approximately $0.65 to $0.70 per diluted share of Health Net merger related expenses and total intangible amortization associated with acquisitions of $0.55 to $0.60 per diluted share.

On January 25, 2016, the Company announced an ongoing comprehensive internal search for six hard drives that are unaccounted for in its inventory of approximately 26,000 information technology (IT) devices.  This incident resulted from an employee not following established procedures on storing IT hardware.  While we cannot estimate the impact with certainty at this time, the Company does not expect the impact of the incident to have a material effect on its future growth opportunities, financial position, cash flow or results of operations.

Investor Call

The Company will release its full 2015 fourth quarter and year-end financial results at approximately 6:00 AM (Eastern Time) on Tuesday, February 9, 2016, and host a conference call afterwards at approximately 8:30 AM (Eastern Time) to review the results.

Investors and other interested parties are invited to listen to the conference call by dialing 1-877-883-0383 in the U.S. and Canada; +1-412-902-6577 from abroad, including the following Elite Entry Number: 1765464 to expedite caller registration; or via a live, audio webcast on the Company's website at www.centene.com, under the Investors section.  A webcast replay will be available for on-demand listening shortly after the completion of the call for the next twelve months or until 11:59 PM (Eastern Time) on Tuesday, February 9, 2017, at the aforementioned URL. In addition, a digital audio playback will be available until 9:00 AM Eastern Time on Tuesday, February 16, 2016, by dialing 1-877-344-7529 in the U.S. and Canada, or +1-412-317-0088 from abroad, and entering access code 10078696.

Non-GAAP Financial Presentation
The Company is providing certain non-GAAP financial measures in this release as the Company believes that these figures are helpful in allowing individuals to more accurately assess the ongoing nature of the Company's operations and measure the Company's performance more consistently. The Company uses the presented non-GAAP financial measures internally to allow management to focus on period-to-period changes in the Company's core business operations. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
About Centene Corporation
Centene Corporation, a Fortune 500 company, is a leading multi-line healthcare enterprise that provides programs and services to government sponsored healthcare programs, focusing on under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children's Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and Long Term Care (LTC), in addition to other state-sponsored/hybrid programs, and Medicare. The Company operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, care management software, correctional systems healthcare, in-home health services, life and health management, managed vision, pharmacy benefits management, specialty pharmacy and telehealth services.
Centene uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Centene is routinely posted and is accessible on Centene's investor relations website, http://www.centene.com/investors.
The preliminary financial information included in this press release may differ from actual results. Actual results remain subject to the completion of management’s and the audit committee’s final review, as well as the year-end audit by our independent registered public accountants. During the course of the preparation of the financial statements and related notes and our year-end audit, additional items that would require material adjustments to the preliminary financial information included in this press release may be identified.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene. Subsequent events and developments may cause the Company's estimates to change. The Company disclaims any obligation to update this forward-looking financial information in the future. Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene's, Health Net's, or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Actual results may differ from projections or estimates due to a variety of important factors, including the ultimate closing date of proposed merger with Health Net (Proposed Merger); the possibility that the expected synergies and value creation from the Proposed Merger will not be realized, or will not be realized with the expected time period; the risk that acquired businesses will not be integrated successfully; disruption from the Proposed Merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs related to the Proposed Merger will be incurred; the possibility that the Proposed Merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions thereto; the risk that financing for the Proposed Merger may not be available on favorable terms; and the risk that the required regulatory approvals are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated. Additional factors include, but are not limited to, Centene's or Health Net's ability to accurately predict and effectively manage health benefits and other operating expenses and reserves; competition; membership and revenue projections; timing of regulatory contract approval; changes in healthcare practices; changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act and any regulations enacted thereunder; changes in expected contract start dates; changes in expected closing dates, estimated purchase price and accretion for acquisitions, including our Proposed Merger; inflation; foreign currency fluctuations; provider and state contract changes; new technologies; advances in medicine; reduction in provider payments by governmental payors; major epidemics; disasters and numerous other factors affecting the delivery and cost of healthcare; the expiration, cancellation or suspension of our or Health Net's managed care contracts by federal or state governments (including but not limited to Medicare and Medicaid); the outcome of our or Health Net's pending legal proceedings; availability of debt and equity financing, on terms that are favorable to us; and changes in economic, political and market conditions; as well as those factors disclosed in the Company's and Health Net’s publicly filed documents.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and the joint proxy statement/prospectus we filed on Form S-4 on September 21, 2015.